UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Road, Suite 100		Berwyn, PA 19312
(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events

As disclosed on a Current Report on Form 8-K filed on January 4, 2013, Universal Business Payment Solutions Acquisition Corporation (the “Company”) received correspondence from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believed the Company was not in compliance with Listing Rule 5555(a)(2), which requires the Company to have at least 300 round-lot public holders. As previously disclosed, Nasdaq advised that such failure served as a basis for delisting. The Company had until January 4, 2013 to appeal the delisting decision in front of a Nasdaq Hearings Panel. The Company appealed such decision and attended a hearing on March 7, 2013, at which time it provided evidence of having at least 274 round-lot holders and a detailed plan to obtain at least 300 round-lot holders. On March 15, 2013, the Company received a letter from Nasdaq granting them an extension until April 15, 2013 to provide evidence of having at least 300 round lot holders. If the Company is unable to provide such evidence on or before such time, the Company will be delisted and trading in its shares of common stock will be suspended. If the Company is delisted, the Company intends to seek listing for its common stock on a different exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer